[OPINION OF THACHER PROFFITT & WOOD]






                                 April 30, 1997


Golden State Petroleum Transport Corporation
c/o Cambridge Fund Management L.L.C.
65 East 55th Street
New York, New York  10022

Golden State Petro (IOM I-A) PLC
Golden State Petro (IOM I-B) PLC
15-19 Athol Street
Douglas, Isle of Man  1M1 1LB

                  Golden State Petroleum Transport Corporation
                  8.04% First Preferred Exchange Mortgage Notes Due 2019 Registration Statement on Forms S-4 and F-4
                  ------------------------------------------------------


Ladies and Gentlemen:

                  We are counsel to Golden State Petroleum Transport Corporation ("Golden State Petroleum"), Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC (the "Owners", and together with Golden State Petroleum, the "Registrants") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Golden State Petroleum Transport Corporation First Preferred Exchange Mortgage Notes Due 2019 (the "Notes"), and the related preparation and filing of a Registration Statement on Forms S-4 and F-4 (the "Registration Statement"). The Notes are issuable under the Indenture, dated as of December 1, 1996 (the "Indenture"), between the Registrants and United States Trust Company of New York as indenture trustee (the "Indenture Trustee"). The Indenture and the Supplements are substantially in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Items 601(5) and (8) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  In connection with rendering this opinion letter, we have examined the Indenture contained as an Exhibit to the Registration Statement, the Registration Statement and such other

Golden State Petroleum Transport Corporation
Golden State Petro (IOM I-A) PLC
Golden State Petro (IOM I-B) PLC                                         Page 2.


documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, other than the Registrants, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we have also assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York, nor do we express any opinion on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

                  Based on the foregoing, we are of the opinion that:

                  1. The Indenture has been duly authorized by the Registrants and is a legal and valid obligation of the Registrants, enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  2. When the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and issued as contemplated in the Registration Statement and the prospectus delivered in connection therewith, such Notes will be legally and validly issued and outstanding and the holders of such Notes will be entitled to the benefits of the Indenture.

                  3. The description of federal income tax consequences appearing under the heading "Material United States Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Notes, summarizes the material federal income tax consequences under the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of the Exchange Notes and the Existing Notes.

Golden State Petroleum Transport Corporation
Golden State Petro (IOM I-A) PLC
Golden State Petro (IOM I-B) PLC                                         Page 3.



                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and "Material United States Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement including this Exhibit.


                                      Very truly yours,

                                      THACHER PROFFITT & WOOD

                                      By:   /s/  Thacher Proffitt & Wood
                                            ----------------------------------
                                                 Thacher Proffitt & Wood